Exhibit 10.30
Clear Skies Group, Inc.
CONTRACT FOR CONSULTING SERVICES

Name of Consultant:	Joseph Abrams	Dated as of:	November 1, 2007

Address:	131 Laurel Grove Ave.
Kentfield, CA 94904
Daytime Telephone #:	415-258-9117

Clear Skies Group, Inc., a New York corporation (the “Company”), having an office at 5020 Sunrise Highway, Suite 227, Massapequa Park, NY, 11762, and Joseph Abrams, an individual with the business address set forth above (“Consultant”), hereby agree as follows:
1. Services and Fees: The Description of Work, which is Exhibit A to this Contract for Consulting Services (“Contract”), describes the services that Consultant will perform and the fees which the Company will pay in return. If the Company and Consultant anticipate working beyond the scope of this agreement, additional exhibits may be made a part of this contract for such additional projects, although each additional exhibit must be approved by each party by signature on each exhibit. Consultant is an independent contractor, not an employee of the Company. No employment relationship is created by this Contract. The parties acknowledge that the Company is contemplating a merger with a wholly owned subsidiary of a yet to be identified publicly traded company (“Pubco”) and that, as used herein, the “Company” includes Pubco following such merger.
2. Term: Consultant will begin work as of November 1, 2007 and, unless terminated sooner, the Contract will end November 1, 2008 (such period, the “Term”).
3. Work: The scope of work shall be found in the Description of Work in Exhibit A.
4. Relationship of Parties:
     (a) Consultant, as used in this Contract, means Joseph Abrams in his individual capacity.
     (b) Consultant shall retain independent professional status throughout this Contract and shall use its own discretion in performing the tasks assigned.
     (c) Consultant has never been an employee of the Company and, in any case, is ineligible for any of the Company’s employee benefits. As Consultant is not a Company employee, Consultant is responsible for paying all required state and federal taxes.
     (d) The Company shall determine the method, details and means of performing the services hereunder. Consultant shall remain responsible for performing all tasks contemplated by this Contract.

     (e) Consultant shall perform the services required by this Contract at any place or location and at such times as Consultant and the Company shall reasonably determine. The Company and Consultant shall reasonably cooperate to make facilities available to Consultant; in no event shall the Company’s providing such facilities be used as evidence of an employer/employee relationship.
5. Indemnification: Consultant agrees to be responsible for its own actions. The Company agrees to be responsible for its own actions. Each of the Company and Consultant (in such capacity, the “Indemnifying Party”) agrees to indemnify and hold harmless the other party, together with such other party’s directors, officers, agents and employees (in such capacity, collectively, the “Indemnified Parties”) from and against any and all claims, causes of action, liabilities, lawsuits, demands and damages (collectively, “Claims”), including without limitation, any and all court costs and reasonable attorney’s fees, in any way related to or arising out of or in connection with this Agreement, including without limitation (i) any negligent act, omission, or willful misconduct of the Indemnifying Party in the performance of this Contract and (ii) the Indemnifying Party’s failure to comply with federal, state or local law; provided, however, that the indemnification provided for in this Section 5 shall not apply to the extent that a Claim is caused by the Indemnified Parties’ gross negligence or willful misconduct or other material breach hereof.
6. Confidentiality:
     (a) Consultant agrees not to disclose any Clear Skies, Inc Confidential Information and to take all reasonable precautions to prevent its unauthorized dissemination, both during and after the Term.
     (b) Consultant (i) shall use the Confidential Information solely for the purpose of performing its consulting services to the Company under this Contract, (ii) shall keep the Confidential Information confidential, and (iii) shall not disclose or use for purposes other than performing its consulting services hereunder any of the Confidential Information in any manner whatsoever. In particular, without limitation, Consultant shall maintain the Confidential Information in confidence and limit its use to the purposes contemplated by this Contract using at least the same degree of care as it employs in maintaining as secret its own trade secret, proprietary and confidential information, but always at least a reasonable degree of care.
     (c) Each of the Company and Consultant agrees to keep the terms of this Contract confidential, except as may be required by law or necessary or appropriate in connection with any due diligence production or similar exercise where the recipient of such information has entered into a confidentiality agreement restricting the further disclosure or misuse of such information.
     (d) In the event that Consultant is requested or required (by oral questions, interrogatories, requests for information or documents pursuant to legal proceedings, subpoena, civil investigative demand or other similar process) to disclose any of the Confidential Information, Consultant shall provide the Company with prompt written notice of any such request or requirement so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Contract. If, in the absence of a protective order or other remedy or the receipt of a waiver by the Company, Consultant is nonetheless, upon the advice of counsel, required to disclose the Confidential Information to any tribunal or stand liable for contempt or suffer other censure or penalty, then Consultant may, without liability hereunder, disclose to such tribunal only that portion of the Confidential Information which such counsel advises Consultant that it is required to disclose; provided, that Consultant exercises its best efforts to preserve the confidentiality of the Confidential Information, including, without limitation, by cooperating with the Company to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information by such tribunal.
     (e) As used in this Contract, “Confidential Information” means all nonpublic information concerning the Company’s business or affairs, financial condition, operations, assets and liabilities, and other matters, including information relating to the research, development, products, methods of manufacture, trade secrets, business plans, customers, finances, and personnel data. “Confidential Information” does not include information which (i) is or becomes generally available to the public other than as a result of a breach of this Contract, (ii) was within the possession of Consultant prior to its being furnished to Consultant by or on behalf of the Company, provided that the source of such information was not bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Company or any other party with respect to such information, (iii) is or becomes available to Consultant on a non-confidential basis from a source other than the Company, provided that such source was not bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Company or any other party with respect to such information, or (iv) is disclosed by Consultant with the Company’s prior written approval..
     (f) All Confidential Information remains the property of the Company and no license or other rights in the Confidential Information is granted hereby. All information is provided “AS IS” and without any warranty, express, implied, or otherwise, regarding its accuracy or completeness. Further, upon the Company’s written request, Consultant agrees to return to the Company all Confidential Information.
     (g) Consultant acknowledges that it is aware that the United States securities laws prohibit any person who has material, non-public information from purchasing or selling securities (and options, warrants and rights relating thereto) on the basis of such information and from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.
7. No Conflict: Consultant represents and warrants that its performance of this Contract will not conflict with any other contract to which Consultant is bound, and while working on this Contract, Consultant will not engage in any such consulting services or enter into any Contract that would materially interfere with the commitment of time and energy required by Consultant to timely complete Consultant’s obligations under this Contract. The parties acknowledge that Consultant is performing certain consulting services for Akeena Solar, Inc. (“Akeena”), a direct competitor of the Company. Nothing contained in this Section 7 shall be construed as modifying any of Consultant’s obligations under the other provisions of this Contract. Without limiting the foregoing, Consultant represents, warrants and covenants that, in performing his duties under this Contract, he will not breach any agreement with, or other obligation owed to, Akeena.
8. Miscellaneous:
     (a) Assignment. Consultant may not assign or delegate its rights or obligations under this Contract without the Company’s prior written consent.
     (b) Governing Law. This Contract shall be deemed made in New York. This Contract and any controversies arising from, or relating to performance under, this Contract shall be governed by and construed in accordance with the internal laws of the State of New York, applicable to contracts made in, and to be wholly performed within, such State, without giving effect to such State’s principles of conflicts of laws.
     (c) Choice of Venue. Any lawsuits with respect to, in connection with, or arising out of, this Contract shall be brought in a federal or state court sitting in the State, City and County of New York, having jurisdiction, and each party hereto hereby irrevocably consents to the personal jurisdiction and venue of any such court as the sole and exclusive forum for the resolution of any suit, action or proceeding by the parties arising out of or related to this agreement and the transactions contemplated herein. The Company and Consultant hereby irrevocably consent to the service of process of any of the aforementioned courts in any such suit, action or proceeding by mailing of copies thereof by registered or certified mail, postage prepaid, to each of them at its address set forth above, such service to become effective ten days after such mailing.
     (d) No Jury Trial. EACH PARTY HERETO HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS CONTRACT AND THE TRANSACTIONS CONTEMPLATED HEREBY.
     (e) Severability. If any provision of this Contract is found by a court of competent jurisdiction to be unenforceable for any reason, the remainder of this Contract shall continue in full force and effect.
     (f) Damages Insufficient. The parties understand and agree that money damages would not be a sufficient remedy for any breach of Section 6 of this Contract and that the enforcing party shall be entitled to equitable relief, including injunction and specific performance, as a remedy for any such breach. Such remedies shall not be deemed to be the exclusive remedies for a breach of Section 6 of this Contract but shall be in addition to all other remedies available at law or equity.
     (g) Survival of Terms. The provisions of paragraphs 5, 6, 7, and 8, hereof shall survive termination of this Contract.
     (h) Complete Understanding; Modification. This Contract and the attached exhibit or exhibits constitute the full and complete understanding and Contract of the parties relating to the subject matter hereof and supersede all prior understandings and Contracts relating to such subject matter. Any waiver, modification, or amendment of any provision of this Contract shall be effective only if in writing and signed by both parties. The provisions of this Contract shall prevail over any conflicting provisions in a purchase order, invoice, acceptance notice or other document. Each party understands and agrees that no failure or delay by the other in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or future exercise thereof or the exercise of any other right, power or privilege hereunder.
     (i) Signature. This Contract may be executed in several counterparts, each of which will be deemed to be an original, and each of which alone and all of which together, shall constitute one and the same instrument, but in making proof of this Contract it shall not be necessary to produce or account for each copy of any counterpart other than the counterpart signed by the party against whom this Contract is to be enforced. This Contract may be transmitted by facsimile, and it is the intent of the parties for the facsimile (or a photocopy thereof) of any autograph printed by a receiving facsimile machine to be an original signature and for the facsimile (or a photocopy thereof) and any complete photocopy of the Contract to be deemed an original counterpart.
     (j) Limitation of Liability. Neither party shall under any circumstances be liable for any consequential, indirect, special, incidental or exemplary damages, including without limitation, any toss of revenues, profits, or business or other economic loss arising out of or in connection with the services provided hereunder. Consultant’s liability to the Company for any breach of this Contract, other than a breach of Section 6 or Section 7 hereof, shall be limited to the value of Consultant’s compensation under this Contract. Similarly, the Company’s liability shall be limited to its contractual obligation under this agreement.
[Signature page follows immediately]

     IN WITNESS WHEREOF, each of the undersigned has caused this Contract for Consulting Services to be executed on its behalf as of the date first above written.

CLEAR SKIES GROUP, INC.		CONSULTANT

By:	/s/ Ezra J. Green	/s/ Joseph Abrams

	signature	Joseph Abrams

Name:	EZRA J. GREEN

Title:	CEO